                                                                     EXHIBIT 5.1


                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                             Houston, Texas  77002



                                  May 10, 2001


ATP Oil & Gas Corporation
4600 Post Oak Place, Suite 200
Houston, Texas  77027


Ladies and Gentlemen:


  We have acted as counsel for ATP Oil & Gas Corporation, a Texas corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 4,646,607 shares (the "Shares") of common stock, par value $.001 per share, of the Company issuable upon exercise of options under the ATP Oil and Gas Corporation 1998 Stock Option Plan and the ATP Oil and Gas Corporation 2000 Stock Plan (the "Plans").

  In connection with the foregoing, we have examined or are familiar with the Amended and Restated Articles of Incorporation of the Company, the Restated Bylaws of the Company, the Plans and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plans, will be validly issued and fully paid and non-assessable.

  The foregoing opinion is limited to the laws of the United States of America and the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          VINSON & ELKINS L.L.P.